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Exhibit 10.26

PENN NATIONAL GAMING, INC
NONQUALIFIED STOCK OPTION

        This Nonqualified Stock Option ("Option") is granted as of the 6th day of February, 2003 by Penn National Gaming, Inc., a Pennsylvania corporation (the "Company") to Peter M. Carlino (the "Optionee").

B A C K G R O U N D:

        The Optionee is an employee of the Company. The Company desires to grant to the Optionee, and the Optionee desires to accept from the Company, a Nonqualified Stock Option. This Agreement shall serve to memorialize the action taken by the Compensation Committee at its meeting on February 5, 2003. This Option is not granted pursuant to that certain Amended and Restated 1994 Stock Option Plan of the Company, as amended (the "Plan", a copy of which is attached hereto as Exhibit "A"). Notwithstanding the foregoing sentence, any capitalized terms used herein shall have the meanings ascribed to them in the Plan, unless the context requires otherwise, and the provisions of this Option shall be interpreted as if the Option were granted under the plan and in accordance with the terms and conditions of the Plan.

        NOW THEREFORE, in consideration of the above premises and of the undertakings set forth herein, the parties hereto, intending to be legally bound, hereby agree as follows:

        1.    Grant.    The Company hereby grants to the Optionee an Option to purchase on the terms hereinafter set forth all or any part of an aggregate of FORTY SEVEN THOUSAND AND FIVE HUNDRED (47,500) shares (the "Option Shares") of the Company's $.01 par value Common Stock ("Common Stock") at an exercise price of $15.9000 per share (the "Option Price") pursuant to the Plan.

        2.    Term.    The Option granted hereunder shall be exercisable for a period of nine years commencing on the first anniversary of the date hereof, and in accordance with the following vesting schedule:

Date	Number of Vested Shares
February 6, 2004	11,875
February 6, 2005	11,875
February 6, 2006	11,875
February 6, 2007	11,875

        Except as provided in Article 8 of the Plan (relating to termination of employment after vesting), the Option may be exercised only during the continuance of the Optionee's employment. Once any Option Shares become vested, the Option's exercisability is intended to be cumulative and is not to be affected by the subsequent vesting of other Option Shares.

        3.    Method of Exercise and Payment.    The Option shall be exercised by written notice, specifying the number of Option Shares to be purchased and accompanied by payment in the amount of the Option Price multiplied by the number of shares of Common Stock designated in such election to purchase. The purchase price shall be paid in full, in cash or by certified or cashier's check payable to the order of the Company, upon the exercise of the Option; provided, however, that in lieu of cash or check, with the approval of the Committee appointed by the Board of Directors of the Company to administer the Plan at or prior to exercise, the Optionee may exercise the Option in the manner provided in Article 5.4 of the Plan relating to "Cashless Exercise," or by tendering to the Company shares of the Company's Common Stock owned by the Optionee and having a fair market value equal to the cash exercise price applicable to the Option (with the fair market value of such stock to be determined in the manner provided in Article 5 of the Plan) or by delivering such combination of cash and such shares as the Committee in its sole discretion may approve. The shares of Common Stock so purchased shall be issued to the Optionee as the record owner of such shares of Common Stock as of the close of business on the date on which the Option is exercised, in whole or in part, and the Option Price is paid. Certificates representing the shares of Common Stock so purchased shall be delivered to the Optionee promptly and in no event later than ten days after the Option shall have been so exercised.

        4.    Transfers.    This Option is not transferable by the Optionee other than by will or pursuant to the laws of descent and distribution in the event of the Optionee's death, in which event the Option may be exercised by the heirs or legal representatives of the Optionee. Any attempt at assignment, transfer, pledge or disposition of the Option contrary to the provisions hereof, or the levy of any execution, attachment or similar process on the Option, shall be null and void and without effect.

        5.    Adjustments on Changes in Common Stock.    The number of Option Shares covered by this Option and the Option Price shall be appropriately adjusted in the event of a stock dividend, stock split or other increase or decrease in the number of issued shares of Common Stock of the Company resulting from a subdivision or consolidation of such Common Stock or other capital adjustment (not including the issuance of Common Stock on the conversion of other securities of the Company which are convertible into Common Stock) effected without receipt of consideration by the Company.

        6.    Rights of the Company.    Neither the Optionee nor his legal representative, legatees or distributes, as the case may be, will be or will be deemed to be a holder of any shares subject to this Option unless and until certificates for such shares are issued to him or them upon exercise of this Option. No dividends shall be payable on any stock subject to this Option prior to the issuance of such shares on exercise of this Option.

        7.    Legal Requirements.    If the listing, registration or qualification of the Option Shares on any securities exchange or under any Federal or state law, or the consent or approval of any governmental regulatory body is necessary as a condition of or in connection with the purchase of such Option Shares, the Company shall not be obligated to issue or deliver the certificates representing the Option Shares as to which the Option has been exercised unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained. This Option does not hereby impose on the Company a duty so to list, register, qualify or effect or obtain consent or approval. If registration is considered unnecessary by the Company or its counsel, the Company shall cause a legend to be placed on the Option Shares being issued calling attention to the fact that they have been acquired for investment and have not been registered, and such other legends as maybe considered necessary by the Company or its counsel.

        8.    Option Shares to Be Purchased for Investment.    Unless the Company has heretofore notified the Optionee that a registration statement covering the Option Shares has become effective under the Securities Act of 1933, as amended, and the Company has not hereafter notified the Optionee that such registration is no longer effective or that the prospectus contained therein is no longer current, it shall be a condition to any exercise of the Option that the Option Shares acquired upon such exercise be acquired for investment and not with a view to distribution, and the person effecting such exercise shall submit to the Company a certificate of such investment intent, together with such other evidence supporting the same as the Company may request. The Company shall be entitled to restrict the transferability of the Option Shares issued upon any such exercise to the extent necessary to avoid risk of violation of the Securities Act of 1933, as amended, or any other Federal or state securities laws or any rules or regulations promulgated thereunder. Such restrictions and any such other restrictions as may be deemed necessary by the Company or its counsel may, at the option of the Company, be noted or set forth in full on the share certificates.

        9.    Withholding Taxes.    (a) As a condition of the exercise of the Option, subject to the provisions of Subsection 9(b), the Company requires that the Optionee pay or reimburse any taxes which the Company is required to withhold in connection with the exercise of the Option.

        (b) The Optionee may satisfy the withholding obligation described in Subsection 9(a), in whole or in part, by electing to have the Company withhold shares of Common Stock (otherwise issuable upon the exercise of the Option) having a fair market value equal to the amount required to be withheld. An election by the Optionee to have shares withheld for this purpose shall be subject to the following restrictions:

  (i)
  it must be made prior to the date on which the amount of tax to be withheld is determined;

  (ii)
  it shall be irrevocable; and

  (iii)
  it shall be subject to disapproval by the Committee.

        10.    Notices.    Any notice to be given to the Company shall be addressed to the Treasurer of the Company at its principal executive office and any notice to be given to the Optionee shall be addressed to the Optionee at the address then appearing on the records of the Company or at such other address as either party hereafter may designate in writing to the other. Any such notice shall be deemed to have been duly given when deposited in the United States mail addressed as aforesaid, registered or certified mail and with proper postage and registration or certification fees prepaid.

        11.    Relationship.    Nothing herein contained shall affect the rights of the Company or any subsidiary to terminate the Optionee's contractual relationship, services, responsibility, duties or authority to represent the Company or any subsidiary at any time for any reason whatsoever.

        12.    Non-defined Terms.    Any initially capitalized term not defined herein shall have the meaning given to it in the Plan.

        13.    Amendment.    This Option may not be amended except by an agreement in writing executed by the parties hereto, and approved by the Committee appointed by the Board of Directors of the Company to administer the Plan.

        14.    Governing Law.    This Option shall be governed by and construed in accordance with the internal laws (without reference to the law of conflicts) of the Commonwealth of Pennsylvania.

        IN WITNESS WHEREOF, the Company has granted this Option on the day and year first above written.

Attest:	PENN NATIONAL GAMING, INC.
/s/ Robert S. Ippolito ROBERT S. IPPOLITO, SECRETARY	By:	/s/ KEVIN DESANCTIS KEVIN DESANCTIS, PRESIDENT AND CHIEF OPERATING OFFICER
(Corporate Seal)
Witness: /s/ Susan M. Montgomery	ACCEPTED BY: /s/ Peter M. Carlino PETER M. CARLINO

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  Exhibit 10.26
PENN NATIONAL GAMING, INC NONQUALIFIED STOCK OPTION